Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Prologis 401(k) Savings Plan

Denver, Colorado

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-178955) of Prologis, Inc., of our report dated June 21, 2017, relating to the financial statements and supplemental schedule of the Prologis 401(k) Savings Plan, which appear in this Annual Report on Form 11-K.

/s/ EKS&H LLLP

June 21, 2017

Denver, Colorado